Exhibit 3.1.3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Merchants Bancshares, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST:  That as a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Articles thereof numbered "Fourth" so that, as amended said Article shall be and read as follows:

      FOURTH:  The aggregate number of shares which the Corporation shall have authority to issue is: (1) 200,000 shares, Class A Non-Voting Preferred Stock, with a par value of $.01 per share; (2) 1,500,000 shares, Class B Voting Preferred Stock, with a par value of $.01 per share; and (3) 4,300,000 shares, Common Stock, with a par value of $.01 per share. No holders of stock of any class shall have any preemptive rights to acquire unissued or treasury shares of any class.

      Holders of the Class A Non-Voting Preferred Stock shall have no right to vote at any regular or special meeting of the shareholders, and shall have no voice in the management of the Corporation, nor shall they be entitled to notice of any meeting of the stockholders of the Corporation, except for any rights to receive notice or to vote specifically granted by Delaware General Corporation Law (or any successor statute) as a matter of law, even to shares of a class of stock which has been denied voting rights by the issuing corporation's certificate of incorporation. Dividends on outstanding series of the Class A Non-Voting Preferred Stock, as determined by the Board of Directors, shall be cumulative and shall be payable in preference to any cash dividend on any other class of stock of the Corporation, whether common or preferred so that if in any year or years accrued dividends on outstanding series of the Class A Non-Voting Preferred Stock shall not have been paid thereon, the aggregate deficiency shall be paid before any cash dividends shall be paid upon or set apart for any other class of stock of the Corporation. Amounts payable to holders of shares of outstanding series of the Class A Non-Voting Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, as determined by the Board of Directors, shall be payable prior to and in preference to any distribution of any of the assets of the Corporation to holders of any other class of stock of the Corporation, whether common or preferred. The shares of the Class A Non-Voting Preferred Stock are to be issuable at any time or from time to time in one or more series as and when established by the Board of Directors, each such series to have a designation or title to be fixed by the Board of Directors

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prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined by the Board of Directors, including in any or all of the following respects which the Board of Directors shall fix and determine prior to the issuance of a particular series, but in no other respects:

(a) the rate of dividend to which holders of shares of the series shall be entitled:

(b) whether the shares of the series may be redeemed, and if so, the redemption price and terms and conditions of redemption;

(c) the amount payable to holders of shares of the series in the event of voluntary or involuntary liquidation;

(d) the terms of the sinking fund, if any, for redemption or purchase of shares of the series; and

      (e)  the right, if any, of the holders of shares of the series to convert the same into stock of any other class or classes or into other securities of the Corporation, and the terms and conditions of such conversion.

      Each outstanding share of Class B Voting Preferred Stock, of whatever series, shall be entitled to one vote on each matter submitted to a vote at any meeting of the shareholders of the Corporation, all such outstanding shares voting as a single class with outstanding shares of Common Stock of the Corporation. In addition to such voting rights, the affirmative vote of holders of two-thirds (66-2/3%) or more of all outstanding shares of the Class B Voting Preferred Stock, voting separately as a class, shall be required (a) to authorize (i) any plan of merger or consolidation to which the Corporation is to be a party and which requires shareholder approval, or (ii) any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, the property and assets, with or without the good will, of the Corporation, if not made in the usual and regular course of its business, or (iii) any resolution recommending the dissolution of the Corporation, or (iv) a combination or majority share acquisition in which the Corporation is the acquiring corporation and a majority of its voting shares is issued or transferred to another corporation or another entity, or person, or to shareholders (or their equivalent) of such other corporation or other entity, or (b) to approve any agreement, contract or other arrangement providing for any of the transactions described in subparagraph (a) above. Dividends on outstanding series of the Class B Voting Preferred Stock, as determined by the Board of Directors, shall be cumulative and shall be subject to the prior rights of any outstanding shares of Class A Non-Voting Preferred Stock. Dividends on outstanding series of the Class B Voting Preferred Stock shall be payable in preference to any cash dividends on outstanding shares of Common Stock of the Corporation, so that if in any year or years accrued dividends on outstanding series of the Class B Voting Preferred Stock shall not have been paid thereon, the aggregate deficiency shall be paid before any cash dividends shall be paid upon or set apart for any shares of Common Stock of the Corporation. Amounts payable to holders of shares of outstanding series of the Class B Voting Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, as determined by the Board of Directors, shall be payable prior to and in preference to any distribution of any of the assets of the Corporation to holders of the Common Stock of the Corporation, but shall be subject to the prior rights of holders of

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outstanding shares of Class A Non-Voting Preferred Stock. The shares of the Class B Voting Preferred Stock are to be issuable at any time or from time to time in one or more series as and when established by the Board of Directors, each such series to have a designation or title to be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined by the Board of Directors, including in any or all of the following respects, which the Board of Directors shall fix and determine prior to the issuance of a particular series, but in no other respects:

(a) the rate of dividend to which holders of shares of the series shall be entitled;

(b) whether the shares of the series may be redeemed, and if so, the redemption price and terms and conditions of redemption;

(c) the amount payable to holders of shares of the series in the event of voluntary or involuntary liquidation;

(d) there terms of the sinking fund, if any, for redemption or purchase of shares of the series; and

      (e)  the right, if any, of the holders of shares of the series to convert the same into stock of any other class or classes or into other securities of the Corporation, and the terms and conditions of such conversion.

      SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of such amendment.

IN WITNESS WHEREOF, said Merchants Bancshares, Inc. has caused this certificate to be signed by Dudley H. Davis, its President, and Susan D. Struble, its Secretary, this 3rd day of May, 1988.

		By:	/s/ Dudley H. Davis

Dudley H. Davis, President

ATTEST:

By:	/s/ Susan D. Struble

Susan D. Struble, Secretary

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